Exhibit 77(b)

Report of Independent Registered Public Accounting Firm

To the Board of Trustees of ProShares Trust and Shareholders of each of the one hundred fifteen funds listed below

In planning and performing our audits of the financial statements of:

CDS Short North American HY Credit ETF

Decline of the Retail Store ETF

DJ Brookfield Global Infrastructure ETF

Equities for Rising Rates ETF

Global Listed Private Equity ETF

Hedge Replication ETF

High Yield-Interest Rate Hedged

Inflation Expectations ETF

Investment Grade–Interest Rate Hedged

K-1 Free Crude Oil Strategy ETF

Large Cap Core Plus

Long Online/Short Stores ETF

Managed Futures Strategy ETF

Merger ETF

Morningstar Alternatives Solution ETF

MSCI EAFE Dividend Growers ETF

MSCI Emerging Markets Dividend Growers ETF

MSCI Europe Dividend Growers ETF

RAFI® Long/Short

Russell 2000 Dividend Growers ETF

S&P 500® Bond ETF

S&P 500 Dividend Aristocrats ETF

S&P 500® Ex-Energy ETF

S&P 500® Ex-Financials ETF

S&P 500® Ex-Health Care ETF

S&P 500® Ex-Technology ETF

S&P MidCap 400 Dividend Aristocrats ETF

Short Term USD Emerging Markets Bond ETF

Short 20+ Year Treasury

Short 7-10 Year Treasury

Short Basic Materials

Short Dow30SM

Short Financials

Short FTSE China 50

Short High Yield

Short MidCap400

Short MSCI EAFE

Short MSCI Emerging Markets

Short Oil & Gas

Short QQQ®

Short Real Estate

Short Russell2000

Short S&P500®

Short SmallCap600

Ultra 20+ Year Treasury

Ultra 7-10 Year Treasury

Ultra Basic Materials

Ultra Consumer Goods

Ultra Consumer Services

Ultra Dow30SM

Ultra Financials

Ultra FTSE China 50

Ultra FTSE Europe

Ultra Gold Miners

Ultra Health Care

Ultra High Yield

Ultra Industrials

Ultra MidCap400

Ultra MSCI Brazil Capped

Ultra MSCI EAFE

Ultra MSCI Emerging Markets

Ultra MSCI Japan

Ultra Nasdaq Biotechnology

Ultra Oil & Gas

Ultra QQQ®

Ultra Real Estate

Ultra Russell2000

Ultra S&P500®

Ultra Semiconductors

Ultra SmallCap600

Ultra Technology

Ultra Telecommunications

Ultra Utilities

UltraPro Dow30SM

UltraPro Financial Select Sector

UltraPro MidCap400

UltraPro Nasdaq Biotechnology

UltraPro QQQ®

UltraPro Russell2000

UltraPro S&P500®

UltraPro Short 20+ Year Treasury

UltraPro Short Dow30SM

UltraPro Short Financial Select Sector

UltraPro Short MidCap400

UltraPro Short Nasdaq Biotechnology

UltraPro Short QQQ®

UltraPro Short Russell2000

UltraPro Short S&P500®

UltraShort 20+ Year Treasury

UltraShort 7-10 Year Treasury

UltraShort Basic Materials

UltraShort Consumer Goods

UltraShort Consumer Services

UltraShort Dow30SM

UltraShort Financials

UltraShort FTSE China 50

UltraShort FTSE Europe

UltraShort Gold Miners

UltraShort Health Care

UltraShort Industrials

UltraShort MidCap400

UltraShort MSCI Brazil Capped

UltraShort MSCI EAFE

UltraShort MSCI Emerging Markets

UltraShort MSCI Japan

UltraShort Nasdaq Biotechnology

UltraShort Oil & Gas

UltraShort QQQ®

UltraShort Real Estate

UltraShort Russell2000

UltraShort S&P500®

UltraShort Semiconductors

UltraShort SmallCap600

UltraShort Technology

UltraShort Utilities

(constituting ProShares Trust, hereafter collectively referred to as the "Funds") as of and for the year ended May 31, 2018, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds' internal control over financial reporting.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the funds; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the funds are being made only in accordance with authorizations of management and trustees of the funds; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be material weaknesses as defined above as of May 31, 2018.

This report is intended solely for the information and use of management and the Board of Trustees of ProShares and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

July 27, 2018